                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)       OCTOBER 9, 1996
                                                -------------------------------


                         WELLPOINT HEALTH NETWORKS INC.
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



         CALIFORNIA                     1-14340                 95-3760980
-------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)          Identification No.)



21555 OXNARD STREET, WOODLAND HILLS, CALIFORNIA                       91367
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)



Registrant's telephone number, including area code     (818) 703-4000
                                                   ----------------------------



                                 NOT APPLICABLE
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

EXPLANATORY NOTE

        On October 10, 1996, the Company entered into a definitive agreement (the "Purchase Agreement") to acquire certain portions of the group health and related life business (the "GBO Operations") of the Group Benefit Operations Division (the "GBO Division") of John Hancock Mutual Life Insurance Company ("Hancock") for an aggregate purchase price of $86.7 million. The Company's Current Report on Form 8-K dated October 9, 1996 (the "Form 8-K") was filed with the Securities and Exchange Commission. This Amendment No. 1 on Form 8-K/A is being filed in order to provide certain historical and pro forma financial information under Item No. 7 that was unavailable at the time of the filing of the Form 8-K. Except as specifically amended by this Form 8-K/A, the Form 8-K shall remain unchanged.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                   Historical financial information as of and for the nine-month period ended September 30, 1996 are attached hereto.

             (B)  PRO FORMA FINANCIAL INFORMATION

                   Pro forma financial information as of and for the nine-month period ended September 30, 1996 and for the year ended December 31, 1995 are attached hereto.

             (C)  EXHIBITS


Exhibit No.   Exhibit
-----------   -------

   2.1* Purchase and Sale Agreement dated as of October 10, 1996 entered into between John Hancock Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Massachusetts and the Company.

  99.1*       Definitions (Annex A to Purchase Agreement).

  99.2* Form of Coinsurance Agreement between John Hancock Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Massachusetts and UNICARE Life and Health Insurance Company, a stock life insurance company organized under the laws of Delaware (Annex B to Purchase Agreement).


* Previously filed.



                                       2.

  99.3* Form of Assumption Reinsurance Agreement by and between John Hancock Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Massachusetts and UNICARE Life and Health Insurance Company, a stock life insurance company organized under the laws of Delaware (Annex C to Purchase Agreement).

  99.4* Form of Limited License Agreement between John Hancock Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Massachusetts and UNICARE Life and Health Insurance Company, a stock life insurance company organized under the laws of Delaware (Annex D to Purchase Agreement).

  99.5* Form of Administration Agreement by and between John Hancock Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Massachusetts and UNICARE Life and Health Insurance Company, a stock life insurance company organized under the laws of Delaware (Annex E to Purchase Agreement).

  99.6* Form of Service Agreement by and between John Hancock Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Massachusetts and UNICARE Life and Health Insurance Company, a stock life insurance company organized under the laws of Delaware (Annex F to Purchase Agreement).

  99.7* Office Lease for Premises located at 200 Berkeley Street, Boston, Massachusetts by and between John Hancock Mutual Life Insurance Company, as landlord, and UNICARE Life & Health Insurance Company as Tenant (Annex G to Purchase Agreement).

  99.8* Summary of Accounting Principles and Procedures (Annex L to Purchase and Sale Agreement).



* Previously filed.


                                       3.

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 12, 1996


                                        WELLPOINT HEALTH NETWORKS INC.


                                        By:     /s/ THOMAS C. GEISER
                                                ---------------------------

                                        Name:   Thomas C. Geiser
                                                ---------------------------

                                        Title:  Executive Vice President
                                                ---------------------------





                                       4.

COMBINED STATEMENT OF ASSETS AND LIABILITIES

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


SEPTEMBER 30, 1996 (in thousands)
(Unaudited)


ASSETS
Receivable from John Hancock                                    $417,016
Reinsurance recoverable from reinsurers                           76,065
Premiums and accounts receivable                                 137,621
Property and equipment, net of accumulated depreciation           18,660
Intangible assets                                                  9,552
Other assets                                                       7,315
                                                                --------

                                               TOTAL ASSETS     $666,229
                                                                ========


LIABILITIES
Future policy benefits                                          $297,669
Policyholders' and beneficiaries' funds                           99,272
Unpaid claims and claim expense reserves                         159,741
Amounts due to reinsurers                                         51,142
Dividends payable to policyholders                                24,873
Debt                                                                 238
General insurance expenses                                           645
Payable to affiliate                                              22,307
Other liabilities                                                 10,342
                                                                --------

                                          TOTAL LIABILITIES     $666,229
                                                                ========

See notes to unaudited combined financial statements

COMBINED STATEMENT OF OPERATIONS AND CHANGES IN NET ASSET BALANCE

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NINE MONTHS ENDED SEPTEMBER 30, 1996 (in thousands)
(Unaudited)


Revenues:
  Premiums                                                      $379,717
  Service fees                                                   119,330
  Investment income                                               37,600
  Other income                                                    36,972
                                                                --------
                                              TOTAL REVENUES     573,619


Benefits and expenses:
  Benefits to policyholders and provision for future benefits    338,951
  Operating expenses                                             199,665
  Deferred development costs                                       7,198
  Commissions                                                      1,426
  Depreciation and amortization                                    3,748
  Dividends to policyholders                                      14,032
                                                                --------
                                  TOTAL BENEFITS AND EXPENSES    565,020


                   INCOME FROM OPERATIONS BEFORE INCOME TAXES      8,599

                                                 INCOME TAXES      3,010
                                                                --------

                                                   NET INCOME      5,589

NET ASSET BALANCE AT JANUARY 1                                         0

TRANSFER TO JOHN HANCOCK                                          (5,589)
                                                                --------

NET ASSET BALANCE AT SEPTEMBER 30                               $      0
                                                                ========

See notes to unaudited combined financial statements

COMBINED STATEMENT OF CASH FLOWS

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NINE MONTHS ENDED SEPTEMBER 30, 1996 (in thousands)
(Unaudited)


Cash flows used in operating activities:
  Net income                                                    $  5,589
  Adjustments to reconcile net income to net cash
    used in operating activities:
      Depreciation and amortization                               10,946
      (Increase) decrease in certain assets:
        Reinsurance recoverable from reinsurers                    4,285
        Premiums and accounts receivable                         (42,166)
        Other assets                                              (1,128)
      Increase (decrease) in certain liabilities:
        Future policy benefits                                    (2,713)
        Policyholders' and beneficiaries' funds                   19,018
        Unpaid claims and claim expense reserves                 (15,715)
        Amounts due to reinsurers                                 (7,668)
        Dividends payable to policyholders                          (109)
        General insurance expenses                                  (954)
        Payable to affiliates                                     (2,566)
        Other liabilities                                         (3,068)
                                                                --------

                       NET CASH USED IN OPERATING ACTIVITIES     (36,249)
                                                                --------

Cash flows from investing activities:
  Change in receivable from John Hancock                          45,859
  Property and equipment purchased                                (4,002)
  Transfer from John Hancock                                      (5,589)
                                                                --------

                    NET CASH PROVIDED BY INVESTING ACTIVITIES     36,268
                                                                --------

Cash flows from financing activities:
  Principal repayments of long term debt                             (19)
                                                                --------

                           NET CASH USED IN FINANCING ACTIVITIES     (19)
                                                                --------
Net increase in cash and cash equivalents                              0
Cash and cash equivalents at beginning of period                       0
                                                                --------
Cash and cash equivalents at end of period                      $      0
                                                                ========

See notes to unaudited combined financial statements

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NOTE 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

The accompanying unaudited combined financial statements include certain operations of the group life and accident and health insurance business of John Hancock Mutual Life Insurance Company (John Hancock) and Cost Care, Inc., Hancock Association Services Group and Tri-State, Inc. (the Group Benefits Operations or GBO). Cost Care, Inc., Hancock Association Services Group and Tri-State, Inc. are wholly owned, indirect subsidiaries of John Hancock.

The GBO business is expected to be acquired pursuant to an agreement between John Hancock and WellPoint Health Networks Inc. (see Note 3). GBO has transactions with affiliated companies, the terms and conditions of which are determined by GBO and the members of the affiliated group. GBO operating costs and expenses consist of direct costs, allocated costs, and allocated corporate overhead. Accordingly, these financial statements might not be indicative of the financial position and results of operations that would have occurred had GBO operated as a nonaffiliated entity.

The accompanying unaudited combined financial statements of GBO have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information, applied on a consistent basis, for stock life insurance companies (stock life basis): which vary from statutory accounting practices as prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and the National Association of Insurance Commissioners. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the combined financial statements and footnotes for the years ended December 31, 1995 and 1994.

Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of"
------------------------------------------------------------------------------

In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In those cases where it is determined that the carrying amount is not recoverable, an impairment loss is recognized (the difference between the cost and fair value of the asset). The Statement also requires long-lived assets to be disposed of (e.g., real estate held for sale) to be carried at the lower of cost or fair value less cost to sell and does not allow such assets to be depreciated. This Statement is effective for 1996 financial statements. The adoption of SFAS No. 121 did not have a material effect on GBO's results of operations or statement of assets and liabilities.

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NOTE 2-CONTINGENCIES

In the normal course of its business operations, GBO is involved in litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of September 30, 1996. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially impact the financial condition of GBO.

NOTE 3-SALE OF GBO TO WELLPOINT HEALTH NETWORKS INC.

On October 10, 1996, John Hancock and WellPoint Health Networks Inc. signed a definitive agreement for the sale of GBO to WellPoint Health Networks Inc. Under the terms of the definitive agreement, the sale is currently scheduled to close in January 1997.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following sets forth the unaudited pro forma combined condensed balance sheet for WellPoint Health Networks Inc. (the "Company" or "WellPoint") as of September 30, 1996, and unaudited pro forma combined condensed income statements for the nine months ended September 30, 1996 and for the year ended December 31, 1995. The Unaudited Pro Forma Combined Condensed Financial Statements include historical amounts of Old WellPoint (the predecessor to WellPoint), adjusted to reflect the Recapitalization including the acquisition of the BCC Commercial Operations, and historical amounts of the Life and Health Benefits Management Division ("MMHD") of Massachusetts Mutual Life Insurance Company (which was acquired by the Company on March 31, 1996 (the "MMHD Acquisition")) and GBO adjusted to reflect their acquisition by WellPoint. Reference is made to the notes to the Unaudited Pro Forma Combined Condensed Financial Statements for a discussion of such transactions. For the purpose of presenting the unaudited pro forma combined condensed balance sheet, the Recapitalization and the MMHD Acquisition are considered to have occurred on their effective dates, and the pending acquisition of GBO is considered to have occurred as of September 30, 1996, while the unaudited pro forma combined condensed income statements are presented on the basis that such transactions occurred as of the beginning of each period presented.

     As further discussed in the notes to the Unaudited Pro Forma Combined Condensed Financial Statements, the acquisition of the BCC Commercial Operations, the MMHD Acquisition and the pending acquisition of GBO are accounted for using the purchase method of accounting, whereby the respective assets and liabilities of the BCC Commercial Operations, MMHD and GBO are recorded at their estimated fair value.

     Certain data and notes normally included in financial statements in accordance with generally accepted accounting principles have been condensed or omitted. The unaudited pro forma combined condensed balance sheet is not necessarily indicative of the financial condition had the pending acquisition of GBO been completed as of September 30, 1996. The Unaudited Pro Forma Combined Condensed Income Statements are not necessarily indicative of the results of operations of WellPoint had the Recapitalization (including the acquisition of the BCC Commercial Operations), the MMHD Acquisition and the pending acquisition of GBO actually been completed as of the dates indicated. In addition, the Unaudited Pro Forma Combined Condensed Financial Statements are not necessarily indicative of the future financial condition or results of operations of WellPoint. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company, and the historical financial statements of the BCC Commercial Operations, MMHD and GBO.


                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                                  (UNAUDITED)


                                                   WELLPOINT         GBO         ADJUSTMENTS          TOTAL
                                                   ----------   --------------   -----------        ----------
                                                                         (IN THOUSANDS)
ASSETS
Cash and current investments.....................  $2,026,935      $417,016        $     --         $2,443,951
Other current assets.............................     557,257       213,686              --            770,943
                                                   ----------      --------        --------         ----------
         Total current assets....................   2,584,192       630,702              --          3,214,894
Intangible assets................................     552,601         9,552         127,700(1)         689,853
Other non-current assets.........................     311,090        25,975              --            337,065
                                                   ----------      --------        --------         ----------
         Total assets............................  $3,447,883      $666,229        $127,700         $4,241,812
                                                   ==========      ========        ========         ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Medical claims payable and loss reserves.........  $  819,843      $159,741        $     --         $  979,584
Unearned premiums................................     160,463            --              --            160,463
Experience rated and other refunds...............     151,191        24,873              --            176,064
Other current liabilities........................     470,142        84,674          41,000(1)         595,816
                                                   ----------      --------        --------         ----------
         Total current liabilities...............   1,601,639       269,288          41,000          1,911,927
Long-term debt...................................     747,000             -          86,700(2)         833,700
Other non-current liabilities....................     287,134       396,941              --            684,075
                                                   ----------      --------        --------         ----------
         Total liabilities.......................   2,635,773       666,229         127,700          3,429,702
Total stockholders' equity.......................     812,110            --              --            812,110
                                                   ----------      --------        --------         ----------
  Total liabilities and stockholders' equity.....  $3,447,883      $666,229        $127,700         $4,241,812
                                                   ==========      ========        ========         ==========


    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                         WellPoint Health Networks Inc.
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                  For the Nine Months Ended September 30, 1996
                                  (unaudited)

                                                                         Recapitalization
                                                                               and
                                                                               BCC
(Thousands, except earnings per share)                                      Commercial
                                                            WellPoint      Operations(3)    Adjustments
                                                          --------------   -------------   -------------
Revenues                                                     $2,485,153       $319,850          ($9,667)(4)
Expenses                                                      2,228,663        297,226            2,039 (5)
                                                          --------------   ------------    -------------

Operating and other income                                      256,490         22,624          (11,706)
Interest expense                                                      -         20,974           21,167 (6)
                                                          --------------   ------------    -------------

Income before provision (benefit) for income taxes              256,490          1,650          (32,873)
Provision (benefit) for income taxes                            103,878            668          (13,313)(7)
                                                          --------------   ------------    -------------

Net income                                                     $152,612           $982         ($19,560)
                                                          ==============   ============    =============


                                                             WellPoint
(Thousands, except earnings per share)                         Post
                                                         Recapitalization    MMHD(8)       GBO     Adjustments       Total
                                                         ----------------- ----------- ----------- -----------    -------------
Revenues                                                       $2,795,336    $592,420    $573,619     ($5,187)(9)   $3,956,188
Expenses                                                        2,527,928     571,860     565,020       4,849 (10)   3,669,657
                                                         ----------------- ----------- ----------- -----------    -------------

Operating and other income                                        267,408      20,560       8,599     (10,036)         286,531
Interest expense                                                   42,141       2,346           0       6,275 (11)      50,762
                                                         ----------------- ----------- ----------- -----------    -------------

Income before provision (benefit) for income taxes                225,267      18,214       8,599     (16,311)         235,769
Provision (benefit) for income taxes                               91,233       6,375       3,010      (5,741)(12)      94,877
                                                         ----------------- ----------- ----------- -----------    -------------

Net income                                                       $134,034     $11,839      $5,589    ($10,570)        $140,892
                                                         ================= =========== =========== ===========    =============

Primary and fully diluted earnings per share                                                                             $2.12
                                                                                                                   =============

Weighted average number shares outstanding                                                                               66,416 (13)
                                                                                                                   =============



See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                         WellPoint Health Networks Inc.
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      For the Year Ended December 31, 1995
                                  (unaudited)


                                                                                     BCC
(Thousands, except earnings per share)                                            Commercial
                                                                WellPoint         Operations        Adjustments
                                                             ---------------      -----------      -------------
Revenues                                                         $3,107,079         $448,493           ($25,025) (4)
Expenses                                                          2,804,292          441,988              5,111  (5)
                                                             ---------------      -----------      -------------

Operating and other income                                          302,787            6,505            (30,136)
Interest expense                                                       -                -                56,188  (6)
                                                             ---------------      -----------      -------------

Income (loss) before provision (benefit) for income taxes           302,787            6,505            (86,324)
Provision (benefit) for income taxes                                122,798            2,323            (34,819) (7)
                                                             ---------------      -----------      -------------

Net income (loss)                                                   $179,989           $4,182           ($51,505)
                                                             ===============      ===========      =============


                                                          WellPoint
(Thousands, except earnings per share)                       Post
                                                       Recapitalization    MMHD        GBO      Adjustments         Total
                                                       ---------------- ---------- ------------ -----------      ------------
Revenues                                                    $3,530,547   $888,542     $739,726    ($18,711) (9)   $5,140,104
Expenses                                                     3,251,391    814,675      752,440      10,883  (10)   4,829,389
                                                       ---------------- ---------- ------------ -----------      ------------

Operating and other income                                     279,156     73,867      (12,714)    (29,594)          310,715
Interest expense                                                56,188       -             -        10,781  (11)      66,969
                                                       ---------------- ---------- ------------ -----------      ------------

Income (loss) before provision (benefit)
  for income taxes                                             222,968     73,867      (12,714)    (40,375)          243,746
Provision (benefit) for income taxes                            90,302     24,385       (4,450)    (12,621) (12)      97,616
                                                       ---------------- ---------- ------------ -----------      ------------

Net income (loss)                                             $132,666    $49,482      ($8,264)   ($27,754)         $146,130
                                                       ================ ========== ============ ===========      ============

Primary and fully diluted earnings per share                                                                           $2.20
                                                                                                                 ============

Weighted average number shares outstanding                                                                            66,367  (13)
                                                                                                                 ============



See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                         WELLPOINT HEALTH NETWORKS INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     On March 31, 1996 the Company completed the MMHD Acquisition.

     On May 20, 1996, the Company, BCC and Old WellPoint completed the Recapitalization, which has been accounted for in the Unaudited Pro Forma Combined Condensed Financial Statements using the purchase method of accounting, whereby the respective assets and liabilities of the BCC Commercial Operations are recorded at their estimated fair market value. In connection with the Recapitalization, stockholders of Old WellPoint received a cash dividend of $10.00 per share of Old WellPoint Common Stock ($995.0 million in aggregate), followed by the Merger of Old WellPoint with and into Converted BCC (thereafter "WellPoint") with each share of Old WellPoint Common Stock effectively converted into 0.667 of a share of WellPoint Common Stock. WellPoint paid $235.0 million in cash for the BCC Commercial Operations, including the value of the Blue Cross name and mark. The total cash paid in the Recapitalization was $1,230.0 million.

     On October 10, 1996, WellPoint executed a definitive agreement to acquire the GBO Operations for approximately $86.7 million. This transaction is expected to close in January 1997.

 (1) The net increase in intangible assets is a result of the excess of cost over the fair market value of the net assets of GBO (purchase price of $86.7 million) and certain purchase price adjustments related to the pending acquisition of GBO.

 (2) Reflects the issuance of long-term indebtedness of $86.7 million associated with the pending acquisition of GBO.

 (3) The historical operating results of the BCC Commercial Operations have been adjusted for the period from the date of acquisition by WellPoint through September 30, 1996 in the following manner: (a) WellPoint's revenues have been increased and the BCC Commercial Operations' revenues have been decreased by $8.3 million to reflect interest income on cash and investments used by WellPoint to finance the acquisition of the BCC Commercial Operations and the payment of a special dividend of $995.0 million; (b) WellPoint's expenses have been decreased and the BCC Commercial Operations' expenses have been increased by $1.8 million to reflect amortization of the intangible assets arising out of the acquisition of the BCC Commercial Operations; and (c) WellPoint's interest expense has been decreased and the BCC Commercial Operations' interest expense has been increased by $21.0 million to reflect debt incurred to finance the acquisition of the BCC Commercial Operations and the payment of a special dividend.

 (4) The reduction in revenues reflects the foregone interest, from January 1, 1996 through May 20, 1996 and for the year ended December 31, 1995, at 5.50% per annum on the $455.0 million of cash and investments used to fund a special dividend and the acquisition of the BCC Commercial Operations.

 (5) Reflects the adjustment required to amortize, from January 1, 1996 through May 20, 1996 and for the year ended December 31, 1995, the intangible assets of $204.5 million created as a result of the acquisition of the BCC Commercial Operations on a straight-line basis over 40 years.

 (6) Reflects the adjustment required to account for the interest expense (at an assumed rate of 7.25% per annum), from January 1, 1996 through May 20, 1996 and for the year ended December 31, 1995, on the issuance of $775.0 million of indebtedness incurred by WellPoint in connection with the payment of a special dividend in the amount of $995.0 million. An increase in the assumed interest rate by 0.25% results in additional interest expense of $1.9 million on an annual basis and reduces earnings per share by $0.02 on an annual basis.

 (7) Reflects the tax effect of the pro forma adjustments to effect the acquisition of the BCC Commercial Operations and payment of a special dividend of $995.0 million.

 (8) The historical operating results of MMHD have been adjusted for the period from the date of acquisition through September 30, 1996 in the following manner: (a) WellPoint's revenues have been increased and MMHD's revenues have been decreased by $8.8 million to reflect the interest income on cash and investments used by WellPoint to finance the MMHD Acquisition; and (b) WellPoint's interest expense has been decreased and MMHD's interest expense has been increased by $2.3 million to reflect the cost of debt incurred to finance the MMHD Acquisition. The historical expenses of MMHD include amortization of $3.4 million from the date of the acquisition to September 30, 1996, reflecting amortization of intangible assets created as a result of the MMHD Acquisition.

 (9) The reduction in revenues reflects the foregone interest at 5.50% per annum, from January 1, 1996 through March 31, 1996 and for the year ended December 31, 1995, on the $340.2 million of cash and investments used in connection with the MMHD Acquisition.

(10) Reflects the adjustments required to amortize the intangible assets of $231.9 million created as a result of the MMHD Acquisition on a straight-line basis over 35 years, from January 1, 1996 through March 31, 1996 and for the year ended December 31, 1995, and to amortize the intangible assets of $127.7 million expected to be created as a result of the pending acquisition of GBO on a straight-line basis over 30 years, from January 1, 1996 through September 30, 1996 and for the year ended December 31, 1995.

(11) Reflects the adjustments required to account for the interest expense (at an assumed rate of 7.25% per annum), from January 1, 1996 through March 31, 1996 and for the year ended December 31, 1995, on the issuance of $62.0 million of indebtedness incurred by WellPoint in connection with the MMHD Acquisition, and the interest expense (at an assumed rate of 7.25% per annum) on the issuance of $86.7 million of indebtedness expected to be incurred by WellPoint in connection with the pending acquisition of the GBO Operations for all periods presented. An increase in the assumed interest rate by 0.25% results in additional interest expense of $0.4 million on an annual basis and has minimal effect on earnings per share on an annual basis.

(12) Reflects the tax effect of the pro forma adjustments to effect the MMHD Acquisition and the pending acquisition of GBO.

(13) Earnings per share for the year ended December 31, 1995 has been computed using 66,366,500 shares, the number of shares outstanding immediately following completion of the Recapitalization. Earnings per share for the nine months ended September 30, 1996 has been calculated using such 66,366,500 shares plus the weighted average number of shares issued since the Recapitalization.

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